UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NABORS INDUSTRIES LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Special General Meeting of Shareholders Monday, April 20, 2020, 10:00 A.M. CDT The Offices of Nabors Corporate Services, Inc. 515 West Greens Road Houston, Texas 77067

Notice of Special General Meeting of Shareholders
Monday, April 20, 2020, 10:00 A.M CDT
The Offices of Nabors Corporate Services, Inc.
515 West Greens Road
Houston, Texas 77067

March 31, 2020

Dear Fellow Shareholder:

On behalf of the Board of Directors (the “Board”) of Nabors Industries Ltd. (“Nabors” or the “Company”), we cordially invite you to attend a special general meeting of shareholders to be held at the offices of our subsidiary, Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas, 77067 on April 20, 2020 at 10:00 A.M. CDT (the “Special Meeting”). Depending on concerns about the Coronavirus, or COVID-19, we may hold a virtual special meeting (the “virtual meeting”) instead of holding the meeting in Texas. The Company would publicly announce a determination to hold a virtual meeting in a press release available at www.nabors.com as soon as practicable before the meeting. In that event, the Special Meeting would be conducted solely virtually, on the above date and time, via live audio webcast. You or your proxyholder could participate, vote and examine our stocklist at the virtual meeting by visiting http://www.virtualshareholdermeeting.com/NBR2020SPECIAL, but only if the meeting is not held in Texas.You are entitled to vote at the meeting if you were a shareholder of record at the close of business on March 30, 2020. Shareholders will consider the following items at the Special Meeting:

1.	the approval of an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the Company’s Common Shares at a ratio not less than one-for-fifteen (1:15) and not greater than one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Board before the effective date of the reverse stock split without further approval or authorization of the Company’s shareholders (the “Reverse Stock Split”), together with a corresponding proportional reduction in the number of authorized Common Shares and a proportional increase in par value for such authorized Common Shares;
2.	the approval of a one hundred percent (100%) increase in the Company’s authorized common share capital following the proportional reduction in the number of authorized Common Shares as a result of the Reverse Stock Split;
3.	the approval of an amendment to the Company’s Bye-Laws in respect of the share capital of the Company; and
4.	to transact any and all other business that may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

The Notice of Special General Meeting of Shareholders and related Proxy Statement accompanying this letter describe the proposed amendment to the Company’s share capital and Bye-Laws.

Further information regarding the Special Meeting and the above proposals is set forth in the Proxy Statement.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. We hope you will read the Proxy Statement and submit your proxy, or use telephone or Internet voting, prior to the Special Meeting. Even if you plan to attend the Special Meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the Special Meeting in accordance with your instructions.

On behalf of the Board and our management team, I extend our appreciation for your continued support.

Sincerely yours,

ANTHONY G. PETRELLO
Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE SPECIAL GENERAL MEETING TO BE HELD ON APRIL 20, 2020: Our Proxy Statement is available at: www.proxyvote.com

NABORS INDUSTRIES LTD.
Crown House, 4 Par-la-Ville Road, Second Floor
Hamilton, HM 08 Bermuda.

PROXY STATEMENT

DATED MARCH 31, 2020

FOR

SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2020

The accompanying proxy is solicited by the board of directors (the “Board”) on behalf of Nabors Industries Ltd. (the “Company”), to be voted at the Special General Meeting of Shareholders of the Company (the “Special Meeting”) to be held on April 20, 2020, at the time and place and for the purposes set forth in the accompanying Notice of Special General Meeting of Shareholders and at any adjournments or postponements of that meeting.

When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Special Meeting in accordance with the directions noted thereon. If no direction is indicated, such shares will be voted (i) “FOR” the approval of an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the Company’s Common Shares at a ratio not less than one-for-fifteen (1:15) and not greater than one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Board before the effective date of the reverse stock split without further approval or authorization of the Company’s shareholders (the “Reverse Stock Split”), together with a corresponding proportional reduction in the number of authorized Common Shares and proportional increase in par value for such authorized Common Shares; (ii) “FOR” the approval of a one hundred percent (100%) increase in the Company’s authorized common share capital following the proportional reduction in the number of authorized Common Shares as a result of the Reverse Stock Split; and (iii) “FOR” the approval of an amendment to the Company’s Bye-Laws in respect of the share capital of the Company, all as set forth herein.

Proposal 1 and Proposal 2 are not contingent on a vote in favor of Proposal 3.

In this Proxy Statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. Where the context requires, these references also include our consolidated subsidiaries and predecessors. The Company’s principal executive offices are located at Crown House, 4 Par-la-Ville Road, Second Floor, Hamilton, HM 08 Bermuda.

Meeting Information

We will hold the Special Meeting at the offices of our subsidiary, Nabors Corporate Services, Inc., located at 515 W. Greens Rd., Houston, Texas, 77067 at 10:00 a.m. Central Daylight Time on Monday, April 20, 2020, unless adjourned or postponed. Directions to the Special Meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8038. Depending on concerns about the Coronavirus or COVID-19, we may hold a virtual special meeting (the “virtual meeting”) instead of holding the Special Meeting in Texas. The Company would publicly announce a determination to hold a virtual meeting in a press release available at www.nabors.com as soon as practicable before the meeting. In that event, the meeting would be conducted solely virtually, on the above date and time, via live audio webcast. You or your proxyholder could participate, vote and examine our stocklist at the virtual meeting by visiting http://www.virtualshareholdermeeting.com/NBR2020SPECIAL, but only if the meeting is not held in Texas.

2020 Proxy Statement 3

Who Can Vote & Record Date

All shareholders of record at the close of business on March 30, 2020 (the “Record Date”) are entitled to vote, in person at the Special Meeting or by proxy, on each matter submitted to a vote of shareholders at the Special Meeting. On the Record Date, 419,338,453 of the Company’s Common Shares, par value $0.001 per share (the “Common Shares”), were issued and outstanding, the holders of which are entitled to one vote per Common Share on all matters. The number of Common Shares issued and outstanding includes shares held by certain of our Bermuda subsidiaries, which will be voted consistent with the Board’s recommendation. We currently have no other class of securities entitled to vote at the Special Meeting.

Meeting Attendance

Only record or beneficial owners of the Company’s Common Shares may attend the Special Meeting in person. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are advising our shareholders of Internet availability of our proxy materials related to the Special Meeting. SEC rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to use the “full set delivery” option, we are delivering our proxy materials to our shareholders by providing paper copies, as well as providing access to our proxy materials on a publicly accessible website. Our Proxy Statement and proxy card are available at www.nabors.com or www.proxyvote.com. We will begin mailing this Proxy Statement on or about March 31, 2020.

Householding

The SEC permits a single set of proxy materials to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card or voting instructions. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if a shareholder holds shares through a broker and resides at an address at which two or more shareholders reside, that residence may receive only one Proxy Statement, unless any shareholder at that address has given the broker contrary instructions. However, if any such shareholder residing at such an address wishes to receive a separate Proxy Statement in the future, or if any such shareholder that elected to continue to receive proxy materials wishes to receive a single set of proxy materials in the future, that shareholder should contact their broker, call our Corporate Secretary at (441) 292-1510, or send a request to our Corporate Secretary at Crown House Second Floor, 4 Par-la-Ville Road, Hamilton, HM08 Bermuda. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the Proxy Statement was delivered.

Proxy Solicitation

We have retained Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, for a fee of approximately $16,000, plus reimbursement of out-of-pocket costs and expenses, to solicit proxies on behalf of the Board by mail, in person and by telephone. We will pay all expenses associated with this solicitation and the preparation of proxy materials. In addition, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact or other means of communication. They will not receive any additional compensation for these activities.

Voting Information

Quorum. A majority of the Common Shares issued and outstanding and entitled to vote on the Record Date, present in person at the Special Meeting or represented by proxy, will constitute a quorum to transact business at the Special Meeting. Abstentions, withheld votes, and broker nonvotes will be counted for purposes of establishing a quorum.

4	2020 Proxy Statement

Submitting voting instructions for shares held in your name. As an alternative to voting in person at the Special Meeting, you may direct your vote for the Special Meeting by telephone or via the Internet or by mailing a completed and signed proxy card, which is included with this Proxy Statement. We encourage you to vote via telephone or the internet prior to the Special Meeting in order to ensure that your vote is recorded in a timely manner. A properly submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation unless they lack the discretionary authority to do so.

Submitting voting instructions for shares held in street name and broker nonvotes. If you hold your shares through your broker, follow the instructions you receive from your broker. If you want to vote at the Special Meeting, you must obtain a legal proxy from your broker and bring it to the Special Meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. Broker nonvotes will be counted for purposes of establishing a quorum, but will not be counted for Proposal 1 and Proposal 2 in determining the outcome of “non-discretionary” items. In other words, broker nonvotes will have no effect on Proposal 1 and Proposal 2.

Voting to “abstain”. You may vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the Special Meeting, and your abstention will have the effect of a vote against the proposal.

Revoking your proxy. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the Special Meeting to the Corporate Secretary in person or by courier at the address on the Notice of Special General Meeting of Shareholders appearing at the front of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Special Meeting; or (3) actually voting in person at the Special Meeting. Please note that merely attending the Special Meeting will not, by itself, constitute a revocation of a proxy.

Board Recommendation

The Board recommends that you vote (i) “FOR” the approval of an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the Company’s Common Shares at a ratio not less than one-for-fifteen (1:15) and not greater than one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Board before the effective date of the reverse stock split without further approval or authorization of the Company’s shareholders, together with a corresponding proportional reduction in the number of authorized Common Shares and proportional increase in par value for such authorized Common Shares; (ii) “FOR” the approval of a one hundred percent (100%) increase in the Company’s authorized common share capital following the proportional reduction in the number of authorized Common Shares as a result of the Reverse Stock Split; and (iii) “FOR” the approval of an amendment to the Company’s Bye-Laws in respect of the share capital of the Company.

Proposal 1 and Proposal 2 are not contingent on a vote in favor of Proposal 3.

2020 Proxy Statement 5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company about the beneficial ownership of its Common Shares on March 18, 2020 by (i) each person or entity known to the Company to own beneficially more than five percent of its Common Shares; (ii) each director; (iii) each named executive officer and (iv) all of the Company’s executive officers and directors as a group.

Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the Common Shares listed as beneficially owned by that person or entity. Percentages of beneficial ownership are based on 419,331,189 Common Shares issued and outstanding on March 18, 2020. Unless otherwise indicated in the footnotes, the address for each listed person is Nabors Industries Ltd., Crown House, 4 Par-la-Ville Rd., Second Floor, Hamilton, HM08 Bermuda.

Beneficial Owner Name and Address	Number of Shares	Percent of Total Outstanding(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	56,302,802	13.43%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	27,523,737	6.56%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	37,332,050	8.97%
Tanya S. Beder(5)	222,391	*
Anthony R. Chase(5)	105,750	*
James R. Crane(5)	331,796	*
John P. Kotts(5)	755,924	*
Michael C. Linn	273,333	*
Anthony G. Petrello(5)(6)	16,566,456	3.87%
John Yearwood	494,333	*
Mark D. Andrews	92,128	*
William J. Restrepo(5)	3,392,966	*
All directors and executive officers as a group(5)	22,235,077	5.29%

* Less than 1%

(1)	Based upon the Company’s total Common Shares issued and outstanding as of March 18, 2020.
(2)	Based on a Schedule 13G/A filed on February 10, 2020, BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 55,150,925 shares and sole dispositive power with respect to 56,302,802 shares as of December 31, 2019.
(3)	Based on a Schedule 13G/A filed on February 12, 2020, Dimensional Fund Advisors LP and certain of its affiliates have sole voting power with respect to 26,851,806 shares and sole dispositive power with respect to 27,523,737 shares as of December 31, 2019. Dimensional Fund Advisors LP serves as investment adviser, sub-adviser and/or manager to certain investment companies, comingled funds, group trusts and separate accounts that own all of the reported shares. According to its Schedule 13G/A, Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.

6	2020 Proxy Statement

(4)	Based on a Schedule 13G/A filed on February 12, 2020, The Vanguard Group and certain of its affiliates have sole voting power with respect to 322,368 shares, shared voting power with respect to 37,305 shares, sole dispositive power with respect to 37,008,344 shares and shared dispositive power with respect to 323,706 shares as of December 31, 2019.
(5)	We have included in the table Common Shares underlying stock options that have vested or are scheduled to vest within 60 days of March 18, 2020. For purposes of computing the percentage of shares held by the persons named above, such option shares are not deemed to be issued and outstanding for purposes of computing the ownership of any person other than the relevant option holder. The number of Common Shares underlying fully vested stock options, or those vesting within 60 days of March 18, 2020, included in the table are as follows: Ms. Beder – 2,982; Mr. Chase – 8,851; Mr. Crane – 58,463; Mr. Kotts – 479,791; Mr. Petrello – 750,000; and all directors/executive officers as a group – 1,300,087. Restricted share awards are considered issued and outstanding shares and therefore are included in the table above regardless of vesting schedule. Similarly, we have included in the table Common Shares underlying mandatory convertible preferred shares as of March 18, 2020, based on the minimum conversion rate of 5.7173 Common Shares for each preferred share held. For purposes of computing the percentage of shares held by the persons named above, such convertible shares are not deemed to be issued and outstanding for purposes of computing the ownership of any person other than the relevant preferred share holder. The number of Common Shares underlying fully converted preferred shares as of March 18, 2020, included in the table, are as follows: Mr. Petrello – 5,146; and Mr. Restrepo – 41,336.
(6)	The shares listed for Mr. Petrello include 314,236 shares owned by a charitable foundation over which Mr. Petrello has shared voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares.

2020 Proxy Statement 7

APPROVAL OF AN AMENDMENT TO THE COMPANY’S SHARE CAPITAL
TO EFFECT A CONSOLIDATION (REVERSE STOCK SPLIT) OF THE COMPANY’S COMMON SHARES
(Proposal 1)

General

The Board has unanimously adopted and is recommending for shareholder approval an amendment to the Company’s share capital to effect the Reverse Stock Split of the Company’s Common Shares at a ratio in the range of 1-for-15 to 1-for-50, such ratio to be determined in the sole discretion of the Board, together with a corresponding proportional reduction in the number of authorized Common Shares (the “Proportional Share Number Adjustment”) and proportional increase in par value for such authorized Common Shares (the “Par Value Adjustment”).

Under the proposed amendment to the Company’s share capital, and depending on the Reverse Stock Split ratio selected by the Board, 15 to 50 Common Shares would be combined and converted into one new Common Share together with the corresponding Proportional Share Number Adjustment and Par Value Adjustment.

If approved by the Company’s shareholders, the Reverse Stock Split, along with the resulting Proportional Share Number Adjustment and Par Value Adjustment, will become effective upon the filing of an amendment to the Company’s Bye-Laws (the “Effective Date”).

The Board resolutions attached to this Proxy Statement as Annex A are being submitted to the Company’s shareholders for approval at the Special Meeting to implement the Reverse Stock Split, along with the resulting Proportional Share Number Adjustment and Par Value Adjustment.

Reasons for the Reverse Stock Split

The Company’s primary objective in proposing the Reverse Stock Split is to attempt to raise the per share trading price of its Common Shares and to maintain its listing on the New York Stock Exchange (the “NYSE”). Our Common Share price, as well as the stock price of other companies in our industry, has recently experienced a sharp decline due to the decline in oil prices and the coronavirus. To mitigate the corresponding impact on our financial results from these conditions, we have (i) reduced planned 2020 capital expenditures, (ii) recommended the Board suspend the dividend on our Common Shares and (iii) reduced salaries for certain executives, members of the Board and certain U.S., corporate and expatriate employees with salaries in excess of $100,000. While these macroeconomic conditions may contribute to a short term decline in demand for our services, other than the impact of oil prices and the coronavirus, we believe the underlying fundamentals of our business have not changed.

On March 9, 2020, Nabors received an informal communication from its representative at the NYSE reminding Nabors that if the average closing price of its shares is less than $1.00 over a consecutive 30-day trading period, it will receive a notice of delisting with a six-month cure period. The informal communication also noted that the NYSE has the right to delist a company immediately with no cure period if its common shares are viewed to trade at abnormally low levels. In light of this informal communication and the continued volatility in our share price due to the ongoing macroeconomic conditions, the Board believes it is appropriate to undertake the Reverse Stock Split now rather than wait for a potential formal notice of delisting from the NYSE.

We believe that the Reverse Stock Split will enhance our ability to maintain our listing on the NYSE. The NYSE requires, among other items, following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of our issued and outstanding Common Shares should, absent other factors, increase the per share market price of our Common Shares, although we cannot provide any assurance that, following the Reverse Stock Split, our minimum price would remain over the $1.00 minimum price requirement of the NYSE.

The Board has considered the potential harm to the Company and its shareholders should our Common Shares be delisted from the NYSE. Delisting our Common Shares could adversely affect the liquidity of our Common Shares because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Shares on an over-the-counter market. Many investors likely would not buy or sell our Common Shares due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The delisting of our Common Shares could also trigger a repurchase obligation under the 0.75% Exchangeable Senior Notes due 2024 of our subsidiary, Nabors Industries, Inc., which

8	2020 Proxy Statement

could impact the overall liquidity of the Company and may require waivers to be obtained under our existing credit facilities. The Board believes that the Reverse Stock Split is an effective means for us to maintain compliance with the rules of the NYSE and to avoid, or at least mitigate, the likely adverse consequences of our Common Shares being delisted from the NYSE by producing the immediate effect of increasing the price of our Common Shares.

In addition, the Company believes that the Reverse Stock Split may make the Common Shares more attractive to a broader range of institutional and other investors, as the current market price of the Common Shares may affect their acceptability to certain institutional investors, professional investors, and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The Company believes that the Reverse Stock Split will make the Common Shares a more attractive and cost effective investment for many investors, which may enhance the liquidity of the Common Shares.

In deciding whether to recommend approval of the Reverse Stock Split to the Company’s shareholders, the Board also took into account potential negative factors associated with the Reverse Stock Split. These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined back to pre-split levels, the adverse effect on liquidity that might be caused by a reduced number of shares issued and outstanding, and the costs associated with implementing a reverse stock split.

Although the Board expects the Reverse Stock Split will result in an increase in the market price of the Common Shares, the Reverse Stock Split may not increase the market price of the Common Shares in proportion to the reduction in the number of Common Shares issued and outstanding or result in a long-term increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”), as well as variables outside of the Company’s control (such as market volatility due to COVID-19, investor response to the news of a proposed reverse stock split, the recent decline in oil prices and the general economic environment). The history of similar reverse stock splits for companies in like circumstances is varied. If the Reverse Stock Split is effected and the market price of the Common Shares declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. The trading liquidity of the Common Shares may also decline due to the fewer number of Common Shares that are publicly traded. In addition, the Reverse Stock Split will likely increase the number of shareholders who own “odd lots” of fewer than 100 Common Shares. Shareholders who hold odd lots typically experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, the Reverse Stock Split may not achieve the desired results that have been outlined above.

Reasons for the Proportional Share Number Adjustment

Without the Proportional Share Number Adjustment, the Reverse Stock Split would increase the proportion of unissued, authorized Common Shares to issued and outstanding Common Shares, which could allow the Company to much more substantially dilute shareholders in the future than currently. The Board believes that implementing the Proportional Share Number Adjustment concurrently with the Reverse Stock Split will maintain the current balance between the number of Common Shares that the Board has the right to issue to the number of Common Shares currently issued and outstanding.

Reasons for the Par Value Adjustment

The implementation of the Par Value Adjustment concurrently with the Reverse Stock Split and the Proportional Share Number Adjustment would prevent any adjustments in the stated capital with respect to the Common Shares on the Company’s balance sheet.

2020 Proxy Statement 9

Principal Effects of the Reverse Stock Split

Effect on Existing Common Shares

Currently, the Company is authorized to issue up to a total of 800,000,000 Common Shares. As of the Record Date, 419,338,453 Common Shares were issued and outstanding. As a result of the Reverse Stock Split, the number of authorized Common Shares would be reduced from 800,000,000 to a range of 53,333,333 (if a 1-for-15 ratio is chosen) to 16,000,000 (if a 1-for-50 ratio is chosen) and the par value of the Common Shares would increase from $0.001 to a range of $0.015 (if a 1-for-15 ratio is chosen) to $0.05 (if a 1-for-50 ratio is chosen), depending on the exact exchange ratio chosen by the Board in its sole discretion.

The Reverse Stock Split will be effected simultaneously for all Common Shares without any action on the part of shareholders and without regard to the date physical Common Share certificates are surrendered for post-split Common Share certificates. The Reverse Stock Split will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except for minor changes to the extent that the Reverse Stock Split results in any of the Company’s shareholders owning a fractional share, as described below. By way of example only, a shareholder who owns a number of shares that, prior to the Reverse Stock Split, represented 5% of the issued and outstanding Common Shares would continue to own 5% of the issued and outstanding Common Shares after the Reverse Stock Split, subject to adjustment for treatment of fractional shares. Common Shares issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the listing of the Common Shares on the NYSE, although the Company would receive a new CUSIP number for the post-split Common Shares. Physical share certificates with the old CUSIP number and par value will need to be exchanged for share certificates with the new CUSIP number and par value by following the procedures described below.

Effect of the Reverse Stock Split on Employee Stock Plans and Outstanding Stock Options and Restricted Stock Awards and Units

Pursuant to the terms of the Company’s stock-based employee and independent director compensation plans (collectively, the “Employee Stock Plans”), as a result of the Reverse Stock Split, proportionate adjustments will be made to the per-share exercise price and the number of shares of common stock issuable upon the exercise or conversion of stock options outstanding under the Employee Stock Plans, based on the ratio of the Reverse Stock Split. As a result of the adjustments, immediately after the Reverse Stock Split, the intrinsic value of outstanding stock options will be the same as it was immediately before such adjustments. The number of Common Shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted based on the ratio of the Reverse Stock Split, such that the value of restricted stock awards and units immediately after such adjustment will be the same as it was immediately before such adjustment. Any fractional shares that result from the foregoing adjustments will be rounded up to the next whole share.

In addition, the number of shares available for issuance pursuant to the Company’s Employee Stock Plans would be adjusted proportionately based on the ratio of the Reverse Stock Split, resulting in a reduction in the number of shares available for issuance under such plans following the Reverse Stock Split.

Effect on Fractional Shares

No fractional shares will be issued as a result of the Reverse Stock Split. Fractional shares will be rounded up to the next whole Common Share. The Company will issue one full new Common Share to any registered shareholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split. Each shareholder will hold the same percentage of Common Shares immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except for minor adjustments as a result of the additional shares that will need to be issued as a result of the treatment of fractional shares.

10	2020 Proxy Statement

Summary Table

The following table shows the effects of, for illustration purposes only, the Reverse Stock Split, without giving any adjustments for fractional shares, on (i) the Company’s authorized and outstanding Common Shares, (ii) shares available for issuance under the Employee Stock Plans, (iii) shares reserved for issuance under restricted stock awards, and (iv) authorized but not outstanding and unreserved Common Shares. The information presented below is as of March 18, 2020 and assumes no changes between March 18, 2020 and the Effective Date.

	Current	1:15	1:30	1:50
Authorized Common Shares	800,000,000	53,333,333	26,666,666	16,000,000
Common Shares outstanding	419,331,189	27,955,413	13,977,707	8,386,624
Common Shares available for issuance under the Employee Stock Plans	3,870,201	258,014	129,007	77,405
Common Shares reserved for issuance under restricted stock awards	7,228,620	481,908	240,954	144,573
Authorized but not outstanding and unreserved Common Shares	304,223,391	20,281,560	10,140,780	6,084,468

Principal Effects of the Proportional Share Number Adjustment

“Authorized” shares represent the number of Common Shares that the Company is permitted to issue under its Bye-Laws. The decrease in the number of authorized Common Shares would result in fewer authorized but unissued Common Shares being available for future issuance. This would decrease the number of Common Shares available for issuance for various purposes, such as to raise capital or to make acquisitions. Given that there will be a proportionate reduction in the number of issued and outstanding Common Shares through implementation of the Reverse Stock Split, and given the Company’s proposal to increase the authorized common share capital by 100% following the Reverse Stock Split, the Company believes that it will continue to have sufficient excess authorized Common Shares to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. The Company does not have any binding commitments to offer securities. However, the issuance of additional equity securities could result in the dilution of current shareholders’ percentage ownership interest in the Company, which could be significant. The Reverse Stock Split will not reduce the number of undesignated Common Shares that the Company may issue in the future. After the Reverse Stock Split, the Company will have 20,281,560 (if a 1-for-15 ratio is chosen) to 6,084,468 (if a 1-for-50 ratio is chosen) undesignated Common Shares available for future issuance, notwithstanding the proposed 100% increase in the Company’s authorized common share capital following the Reverse Stock Split, depending on the exact exchange ratio chosen by the Board in its sole discretion.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s shareholders at the Special Meeting, the Company’s shareholders will be notified that the Reverse Stock Split, Proportional Share Number Adjustment and Par Value Adjustment have been effected. The mechanics of the Reverse Stock Split are discussed below and differ depending on whether Common Shares are certificated or uncertificated and whether Common Shares are held beneficially in street name or registered directly in a shareholder’s name.

Direct Holders of Common Share Certificates

As soon as practicable after the Effective Date, shareholders holding certificated Common Shares will receive a transmittal letter from the Company’s transfer agent asking the shareholder to surrender certificates representing pre-split Common Shares in exchange for certificates representing post-split Common Shares in accordance with the procedures to be set forth in the transmittal letter. No new certificates will be issued to the shareholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered in accordance with the instructions contained in such transmittal letter. Any pre-split Common Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split Common Shares, subject to the treatment of fractional shares described above. No shareholder will be required to pay a transfer or other fee to exchange his or her share certificates in connection with the Reverse Stock Split, unless such exchange is also in connection with a transfer. Until surrendered, the Company will deem pre-split Common Share certificates to be cancelled and only to represent the number of whole post-split Common Shares to which the shareholder is entitled, subject to the treatment of fractional shares.

2020 Proxy Statement 11

SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO. SHAREHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE TRANSFER AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Registered “Book-Entry” Holders of Common Shares (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold share certificates)

Shareholders holding uncertificated shares (i.e., shares held in book-entry form and not represented by a physical share certificate) will have their holdings electronically adjusted automatically by the Company’s transfer agent to give effect to the Reverse Stock Split, subject to adjustment for treatment of fractional shares.

Beneficial Holders of Common Shares (i.e., shareholders who hold in street name)

Common Shares held by shareholders through a bank, broker, custodian, or other nominee, will be treated by the Company in the same manner as registered shareholders whose Common Shares are registered in their names. However, only fractional Common Shares of registered shareholders will be rounded up to the next whole Common Share. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Shares in street name. However, these banks, brokers, custodians, or other nominees may have different procedures for processing the Reverse Stock Split and treating fractional shares. If a shareholder holds Common Shares with a bank, broker, custodian, or other nominee and has any questions in this regard, the shareholder is encouraged to contact his/her bank, broker, custodian, or other nominee.

Accounting Consequences

The Reverse Stock Split will not affect total shareholders’ equity on the Company’s consolidated balance sheet. The Reverse Stock Split will increase the par value of the Common Shares from $0.001 to a range of $0.015 (if a 1-for-15 ratio is chosen) to $0.05 (if a 1-for-50 ratio is chosen), depending on the exact exchange ratio chosen by the Board in its sole discretion. Stated capital and additional paid-in capital will not change. The per share net income (loss) will be higher because there would be fewer Common Shares issued and outstanding. All historic share and per share amounts in the consolidated financial statements and related footnotes that the Company files with the SEC in the future will be adjusted accordingly for the Reverse Stock Split.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a general discussion based upon present law of certain material United States federal income tax considerations related to the Reverse Stock Split to U.S. holders (as defined below) of Common Shares. Unless otherwise specifically indicated herein, this summary addresses the United States federal income tax consequences only to a beneficial owner of Common Shares that is: (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia), (iii) an estate whose income is subject to United States federal income taxation, regardless of its source, or (iv) any trust if: (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person (each, a “U.S. holder”). This summary does not address any state, local, or foreign income or other tax consequences, nor does it address all of the tax consequences, that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by shareholders. This summary also does not address the tax consequences to: (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that own or have owned directly, indirectly, or constructively, 10% or more of the total combined voting power or value of all of our outstanding shares, (iii) certain taxpayers who file applicable financial statements required to recognize income when the associated revenue is reflected in such financial statements, (iv) persons that hold Common Shares as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for federal income tax purposes, or (v) persons that (a) do not hold Common Shares as “capital assets” (generally, property held for investment) and (b) use the U.S. dollar as their functional currency.

12	2020 Proxy Statement

If a partnership holds Common Shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership holding Common Shares should consult its own independent tax advisor.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date hereof. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income tax consequences of the Reverse Stock Split. In addition, the Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

The Reverse Stock Split is intended to be treated as a recapitalization for United States federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization for United States federal income tax purposes, no gain or loss should be recognized by U.S. holders in the Reverse Stock Split. Accordingly, following the Reverse Stock Split, the aggregate tax basis in the Common Shares received pursuant to the Reverse Stock Split should be equal to the aggregate tax basis in the Common Shares surrendered, and the holding period for the Common Shares received should include the holding period for the Common Shares surrendered.

The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of that shareholder. Each shareholder should consult its own tax advisor regarding all of the potential United States federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of issued and outstanding Common Shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Appraisal Rights

Under the Companies Act 1981 of Bermuda and the Company’s Bye-Laws, shareholders are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to the Company’s share capital to effect the Reverse Stock Split together with the Proportional Share Number Adjustment and Par Value Adjustment, and the Company will not independently provide its shareholders with any such rights.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in this proposal as a result of their ownership of Common Shares, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, the Company does not believe that its officers or directors have interests in this proposal that are different from or greater than those of any other of its shareholders.

Required Vote

Proposal 1 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. If you vote to “abstain”, your shares will be counted as present at the Special Meeting, and your abstention will have the effect of a vote against the proposal. Broker non-votes will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.

2020 Proxy Statement 13

APPROVAL OF A ONE HUNDRED PERCENT (100%) INCREASE IN THE COMPANY’S AUTHORIZED COMMON SHARE CAPITAL FOLLOWING THE REVERSE STOCK SPLIT AND THE PROPORTIONAL SHARE NUMBER ADJUSTMENT
(Proposal 2)

General

The Board has unanimously adopted (subject to the ability to reconsider after the shareholder vote) and is recommending for shareholder approval a one hundred percent (100%) increase in the Company’s authorized common share capital following the Proportional Share Number Adjustment as a result of the Reverse Stock Split (the “Authorized Share Capital Increase”).

Under the Authorized Share Capital Increase proposal, the Company’s authorized common share capital will be increased by one hundred percent (100%) from $800,000 to $1,600,000 to address the reduction in the amount of authorized Common Shares resulting from the Proportional Share Number Adjustment following the Reverse Stock Split.

If approved by the Company’s shareholders, the Authorized Share Capital Increase will become effective on the Effective Date.

The Board resolutions attached to this Proxy Statement as Annex A are being submitted to the Company’s shareholders for approval at the Special Meeting to implement the Authorized Share Capital Increase.

Reasons for the Authorized Share Capital Increase

The Board believes it continues to be in the Company’s best interest to have sufficient additional authorized but unissued Common Shares available in order to provide flexibility for corporate action in the future. The Board believes that the availability of additional authorized Common Shares for issuance from time to time in the Board’s discretion in connection with future financings, acquisitions, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Bye-Laws and the delay and expense incurred in holding special general meetings of the shareholders to approve such amendments. In the event we implement the Reverse Stock Split, together with the Proportional Share Number Adjustment, and determine the Authorized Share Capital Increase is not in the best interest of our shareholders, we reserve the right not to adopt the Authorized Share Capital Increase.

Principal Effects of the Authorized Share Capital Increase

Effect on Authorized Common Share Capital

As of March 18, 2020, 419,331,189 Common Shares were issued and outstanding and a total of 304,223,391 Common Shares were available for future issuance. Following the Authorized Share Capital Increase, the authorized common share capital of the Company would be increased from $800,000 to $1,600,000. The percentage of Common Shares available for future issuance would increase from 38% to 69%.

We will not solicit further authorization by vote of the shareholders for the issuance of the Common Shares proposed to be authorized, except as required by law, regulatory authorities or rules of the NYSE or any other stock exchange on which our Common Shares may then be listed. The issuance of additional Common Shares could have the effect of diluting existing shareholder earnings per share, book value per share and voting power. Our shareholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

Required Vote

Proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. If you vote to “abstain”, your shares will be counted as present at the Special Meeting, and your abstention will have the effect of a vote against the proposal. Broker non-votes will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.

14	2020 Proxy Statement

APPROVAL OF AN AMENDMENT TO THE BYE-LAWS OF THE COMPANY
(Proposal 3)

General

The Board has unanimously adopted and is recommending for shareholder approval an amendment to Bye-Law 4 (Authorised Share Capital) of the Bye-Laws of the Company (the “Bye-Law Amendment”).

Under the Bye-Law Amendment proposal, Bye-Law 4 (Authorised Share Capital) of the Company’s Bye-Laws would be deleted and substituted by the following new Bye-Law:

“4.   Authorised Share Capital. Subject to any special rights conferred on the holders of any Share or class of Shares, any Share in the Company may be issued with or have attached thereto such preference, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Shareholders may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine. The share capital of the Company is divided into two classes: (i) common shares (the “Common Shares”) and (ii) preferred shares (the “Preferred Shares”).”

If approved by the Company’s shareholders, the Bye-Law Amendment will become effective on the Effective Date.

The Board resolutions attached to this Proxy Statement as Annex A are being submitted to the Company’s shareholders for approval at the Special Meeting to implement the Bye-Law Amendment.

Proposal 1 and Proposal 2 are not contingent on a vote in favor of Proposal 3.

Reasons for the Bye-Law Amendment

If approved by the Company’s shareholders, the Bye-Law Amendment will result in Bye-Law 4 accurately describing the share capital of the Company.

Principal Effects of the Bye-Law Amendment

If approved by the Company’s shareholders, (i) the Reverse Stock Split will change the par value of the Common Shares of the Company, and (ii) the Authorized Share Capital Increase will increase the authorized common share capital of the Company from $800,000 to $1,600,000.

The last sentence of Bye-Law 4 currently reads, “The share capital of the Company is US$825,000 (divided into 800,000,000 Common Shares par value US$0.001 per Share (the “Common Shares”) and 25,000,000 Preferred Shares par value US$0.001 per Share (the “Preferred Shares”)”. If approved by the Company’s shareholders, the Bye-Law Amendment will amend the last sentence of Bye-Law 4 to read, “The share capital of the Company is divided into two classes: (i) common shares (the “Common Shares”) and (ii) preferred shares (the “Preferred Shares”)”.

Required Vote

Proposal 3 will be approved if a majority of the Common Shares issued and outstanding and entitled to vote on the Record Date vote in favor of the proposal. If you vote to “abstain”, your shares will be counted as present at the Special Meeting, and your abstention will have the effect of a vote against the proposal. Broker non-votes will be counted as present at the Special Meeting and will have the effect of a vote against the proposal.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE (I) “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S SHARE CAPITAL TO EFFECT A CONSOLIDATION (REVERSE STOCK SPLIT) OF THE COMPANY’S COMMON SHARES, (II) “FOR” AN INCREASE IN THE AUTHORIZED COMMON SHARE CAPITAL OF THE COMPANY AND (III) “FOR” AN AMENDMENT TO THE COMPANY’S BYE-LAWS

2020 Proxy Statement 15

OTHER BUSINESS

Other than the business set forth in the Notice of Special General Meeting of Shareholders, management is not aware of any other business to come before the Special Meeting. Should any other business be properly brought before the Special Meeting, it is the intention of the persons named in the form of proxy to vote the Common Shares represented thereby in accordance with their discretion and best judgment on such matter.

Additional Information

Shareholders that have additional questions about the information contained in this Proxy Statement or that wish to obtain directions to the Special Meeting, should contact the Corporate Secretary at (441) 292-1510, or send a request to our Corporate Secretary at Crown House Second Floor, 4 Par-la-Ville Road, Hamilton, HM08 Bermuda.

How To Vote

Shareholders may vote in person at the Special Meeting at the offices of our subsidiary, Nabors Corporate Services, Inc., located at 515 W. Greens Rd., Houston, Texas, 77067, by using the control number included with these proxy materials or shareholders may give us their proxy. We recommend that shareholders vote by proxy even if they plan to attend the Special Meeting. As described below, shareholders can revoke their proxy or change their vote at the Special Meeting. Shareholders can vote by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail as described below. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the proxy card. Shareholders are requested to vote in one of the following ways:

•	by telephone by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);
•	by Internet before the Special Meeting at www.proxyvote.com (have your proxy card in hand when you access the website);
•	in person during the Special Meeting; or
•	by completing, dating, signing and promptly returning the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. No postage is necessary if the proxy card is mailed in the United States.

If you hold your shares through a bank, broker or other nominee, such entity/person will give you separate instructions for voting your shares.

Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Special Meeting. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the Special Meeting to the Corporate Secretary in person or by courier at the address on the notice of meeting appearing at the front of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Special Meeting; or (3) actually voting in person at the Special Meeting. Please note that merely attending the Special Meeting will not, by itself, constitute a revocation of a proxy.

16	2020 Proxy Statement

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s intent to solicit approval of proposal 1 to effect the Reverse Stock Split and the potential benefits of the Reverse Stock Split, including but not limited to increased investor interest and the potential for a higher stock price. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions. Such statements reflect the current views and assumptions of the Company and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of the market price of the Common Shares, adverse investor reaction to the Reverse Stock Split and general market and economic conditions.

The Company undertakes no obligation to update or revise the forward-looking statements included in this Proxy Statement, whether as a result of new information, future events, or otherwise, after the date of this Proxy Statement. The Company’s stock price and liquidity and actual results, performance, or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 25, 2020, and in subsequent Quarterly Reports on Form 10-Q filed by the Company with the SEC. These documents are available on the SEC’s website at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

MARK D. ANDREWS
Corporate Secretary
March 31, 2020

2020 Proxy Statement 17

ANNEX A

NABORS INDUSTRIES LTD.
Resolutions of the Board of Directors

WHEREAS, the Board deems it advisable and in the best interest of the Company to effect a consolidation (reverse stock split) with a range between 1-for-15 and 1-for-50 (the “Reverse Stock Split”) of the common shares of the Company (the “Common Shares”), which requires shareholder approval in accordance with Bye-Law 12 of the Bye-Laws of the Company (the “Company Bye-Laws”) and in connection therewith, increase the authorized common share capital of the Company by 100% from $800,000 to $1,600,000 (the “Increase in Authorized Share Capital”);

WHEREAS, further to the Reverse Stock Split and the Increase in Authorized Share Capital, the Board deems it advisable and in the best interests of the Company to amend Bye-Law 4 of the Company Bye-Laws, subject to shareholder approval; and

WHEREAS, the Board deems it advisable and in the best interest of the Company to round up all fractional shares resulting from the Reverse Stock Split (the “Fractional Share Interest”) into whole Common Shares.

THEREFORE, IT IS:

RESOLVED, that, subject to the approval of the shareholders, the Company Bye-Laws be amended in the following manner, namely, by deleting Bye-Law 4 and substituting the following new Bye-Law:

“4.   Authorised Share Capital. Subject to any special rights conferred on the holders of any Share or class of Shares, any Share in the Company may be issued with or have attached thereto such preference, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Shareholders may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine. The share capital of the Company is divided into two classes: (i) common shares (the “Common Shares”) and (ii) preferred shares (the “Preferred Shares”).”

RESOLVED, that the Reverse Stock Split and the Increase in Authorized Share Capital be and are hereby authorized and approved subject to (i) the receipt of the necessary approvals of the shareholders of the Common Shares and (ii) approval by the Board of the final ratio for the Reverse Stock Split.

Authorized Officers

RESOLVED, that any of Anthony G. Petrello, William Restrepo, Mark D. Andrews or any other director or officer of the Company from time to time, each acting alone and with full power of substitution (each an “Authorized Officer”) is severally authorized to perform or cause to be performed on behalf of the Company and in the name of the Company any and all such acts as such Authorized Officer considers and deems in his or her sole discretion to be necessary, required by or expedient in connection with the Reverse Stock Split and the Increase in Authorized Share Capital and related transactions and documents.

Bye-Laws Amendment

RESOLVED, that each of the Reverse Stock Split, the Increase in Authorized Share Capital and the amendment to Bye-Law 4 of the Company Bye-Laws be submitted to the shareholders of the Company for approval, and that it be, and it hereby is, recommended that such shareholders approve the Reverse Stock Split, the Increase in Authorized Share Capital and the amendment to Bye-Law 4 of the Company Bye-Laws; and

RESOLVED, contingent upon the approval of the shareholders of the Company, that Conyers Corporate Services (Bermuda) Limited be authorized on behalf of the Company and in its name to file with the Registrar of Companies any and all documentation in connection with the Increase in Authorized Share Capital and the amendment to Bye-Law 4 of the Company Bye-Laws.

2020 Proxy Statement A-1

Consolidation (Reverse Stock Split)

RESOLVED, that upon receipt of the approval of the holders of the Common Shares between fifteen (15) and fifty (50) Common Shares shall be exchanged for one (1) Common Share (i.e., a reverse split ratio between 1:15 and 1:50) without any action by the holder thereof;

RESOLVED, that the par value per share of Common Shares upon the effectiveness of the aforementioned consolidation is expected to increase based upon the final Reverse Stock Split ratio that is approved by the Board;

RESOLVED, that the Fractional Share Interest that occurs as a result of the Reverse Stock Split is rounded up into whole Common Shares; and

RESOLVED, that the total number of authorized Common Shares shall be proportionally reduced based upon the final ratio for the Reverse Stock Split approved by the Board.

Increase in Authorized Share Capital

RESOLVED, that upon receipt of the shareholders’ approval and the effectiveness of the Reverse Stock Split, the authorized common share capital of the Company be and is hereby increased by 100% from $800,000 to $1,600,000.

General

FURTHER RESOLVED, that any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to take all such further actions, to cause to be prepared and filed all such documents and instruments, to make all expenditures and incur all expenses, and to execute and deliver all documents and instruments which they in their discretion deem necessary or appropriate to effectuate the Reverse Stock Split and the other transactions contemplated by the foregoing resolutions and to otherwise carry out the purposes and intent of the foregoing resolutions; and the execution by such officers of any such document or instrument or the payment of any such expenditures or expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Company and the approval, ratification, and confirmation by this Company of the documents or instruments so executed, the expenses or expenditures so paid and the actions so taken; and

FURTHER RESOLVED, that all actions previously taken by any Authorized Officer, for and on behalf and in the name of the Company, in connection with the purpose and intent of the resolutions above and the transactions contemplated thereby, are hereby ratified and affirmed.

A-2	2020 Proxy Statement

NABORS

NABORS INDUSTRIES LTD.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D03948-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NABORS INDUSTRIES LTD.

NOTE: The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.** If any other matters properly come before the meeting the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Meeting Information*

D03949-TBD

NABORS INDUSTRIES LTD.
SPECIAL GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Anthony G. Petrello, Mark D. Andrews, and William J. Restrepo, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Nabors Industries Ltd. that the shareholder(s) is/are entitled to vote at the Special General Meeting of Shareholders to be held at 10:00 AM, Central Daylight Time on April 20, 2020, at the offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, TX 77067, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE